FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

THIS FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (this “Amendment”) is made and entered into effective as of the 12th day of November, 2008 by and among American Dairy, Inc., a corporation organized under the laws of State of Utah (the “Company”), and the undersigned investors (individually, an “Investor” and collectively, the “Investors”). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreement (as defined below).

W I T N E S S E T H

WHEREAS, the Company and the Investors have entered into that certain Registration Rights Agreement, dated as of October 2, 2006 (the “Agreement”); and

WHEREAS, the Parties have negotiated and agreed upon certain amendments to the Agreement to be effective from and after the date of this Amendment, and wish to document the same.

NOW, THEREFORE, for and in consideration of the mutual promises of the Parties as set forth herein, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

Article 1
Amendments to the Agreement

1.1 Section 1 of the Agreement is amended as follows:

(a) The definition of “Registrable Securities” shall be deleted in its entirety and replaced with the following:

““Registrable Securities” means the shares of the Company’s Common Stock issued or issuable upon (i) conversion of the principal amount of the Notes (the “Principal Conversion Shares”), (ii) conversion of interest payable on the Notes (the “Interest Conversion Shares”, and together with the Principal Conversion Shares, the “Conversion Shares”), (iii) exercise of the Investor Warrants (the “Warrant Shares”), and (iv) the 216,639 shares of the Company’s Common Stock (the “Settlement Shares”) issued by the Company and delivered to the Holders contemporaneously with execution of this Amendment in settlement and compromise of a claim of the Investors for amounts due from the Company under Section 2(c) of this Agreement for the period from October 1, 2007 through September 30, 2008, and any shares of capital stock issued or issuable as a dividend on or in exchange for or otherwise with respect to any of the foregoing.”

(b) The following definitions shall be added:

““Permitted Holders” means Mr. Leng You-Bin, a resident of Beijing in the People’s Republic of China, and his estate, spouse, ancestors and lineal descendants, the legal representatives of any of the foregoing and the trustees of any bona fide trusts of which the foregoing are the sole beneficiaries or the grantors, or any individual, entity or association of which the foregoing beneficially owns, individually or collectively with any of the foregoing, at least 30% of the total voting power of the voting stock of such entity or association.”

““Qualifying IPO” means a public offering of Common Stock of the Company pursuant to an effective registration statement under the 1933 Act that results in (i) at least 25% of the Company’s issued and outstanding share capital being publicly held by individuals, entities and associations other than any affiliate of the Company or the Permitted Holders, (ii) the product of (x) the number of shares of Common Stock of the Company (including other securities of the Company that are convertible into Common Stock of the Company, on an as-converted basis) and (y) the aggregate last sale price of the Company’s Common Stock on the securities exchange on which it is listed on the date of listing in connection with the Qualifying IPO, shall be at least $500,000,000 (unless such percentage in (i) above or dollar amount in (ii) above be otherwise agreed by the holders of a majority in aggregate principal amount of the Notes then outstanding), (iii) the minimum number of holders of the Company’s Common Stock as required by the securities exchange on which such Common Stock is listed in connection with such Qualifying IPO and (iv) listing of the Common Stock on the New York Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or any other market consented to by the holders of a majority in aggregate principal amount of the Notes then outstanding.”

1.2 Section 2(a)(i) of the Agreement is amended by adding the following phrase after the word “Warrants” in the third to last sentence of that section:

“, and the number of Settlement Shares.”

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1.3 Section 2(c) of the Agreement is hereby deleted in its entirety and replaced with the following language:

“Payments by the Company. The Company shall use its best efforts to obtain effectiveness of the Registration Statement as soon as practicable. If (i) the Registration Statement(s) covering the Registrable Securities required to be filed by the Company pursuant to Section 2(a) hereof is not filed by the Required Filing Date or any Demand Filing Date, as applicable, or declared effective by the SEC one hundred and twenty (120) days thereafter, or (ii) after the Registration Statement has been declared effective by the SEC, sales of all of the Registrable Securities cannot be made pursuant to the Registration Statement, or (iii) the Common Stock is not listed or included for quotation on the Nasdaq Global Market (“Nasdaq”), the Nasdaq Capital Market (“Nasdaq Capital”), the New York Stock Exchange (the “NYSE”), the NYSE Archipelago Exchange (“ArcaEx”), or the NYSE Euronext after being so listed or included for quotation, or (iv) the Common Stock ceases to be traded on the Over-the-Counter Bulletin Board (the “OTC BB”) prior to being listed or included for quotation on one of the aforementioned markets, or (v) a Qualifying IPO has not occurred on or before June 30, 2009, then the Company will pay to each holder of the Notes additional interest (“Additional Interest”) in an amount equal to the then outstanding principal amount of the Notes held by such holder (“Outstanding Principal Amount”) multiplied by the Applicable Percentage (as defined below) times the sum of: (i) the number of months (prorated for partial months) after the Required Filing Date or Demand Filing Date, as applicable, or the end of the aforementioned one hundred and twenty-day period and prior to the date the Registration Statement is declared effective by the SEC; provided, however, that there shall be excluded from such a period any delays which are solely attributable to changes required by the Investors in the Registration Statement with respect to information relating to the Investors, including, without limitation, changes to the plan of distribution, or to the failure of the Investors to conduct their review of the Registration Statement pursuant to Section 3(h) below in a reasonably prompt manner; and (ii) the number of months (prorated for partial months) that sales of all of the Registrable Securities cannot be made pursuant to the Registration Statement after the Registration Statement has been declared effective (including, without limitation, when sales cannot be made by reason of the Company’s failure to properly supplement or amend the prospectus included therein in accordance with the terms of this Agreement, but excluding any days during an Allowed Delay (as defined in Section 3(f)). The term “Applicable Percentage” means, effective as of October 1, 2008, one hundredth (.01) with respect to the first thirty (30) days of any calculation under clause (i) of the sentence in which the term is used, and one hundredth (.01) for any other purpose. (For example, if the Registration Statement becomes effective one (1) month after the end of such thirty-day period, the Company would pay $2,500 for each $250,000 of Outstanding Principal Amount. If thereafter, sales could not be made pursuant to the Registration Statement for an additional period of one (1) month, the Company would pay an additional $2,500 for each $250,000 of Outstanding Principal Amount.) Such amounts shall be paid in cash in U.S. dollars and in immediately available funds or, at each Investor’s option, in shares of Common Stock priced at the Conversion Rate of the Notes, within five (5) days of the last day of each month during which any such amounts are incurred hereunder.”

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1.4 Section 8 of the Agreement is deleted in its entirety and replaced with the following:

“Section 8.  Additional Covenants of the Company

(a) With a view to making available to the Investors the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration (“Rule 144”), the Company agrees to:

(i) make and keep public information available, as those terms are understood and defined in Rule 144;

(ii)  file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

(iii)  furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

(b) Until all the Registrable Securities have been resold or transferred by all the Investors (other than to an affiliate of any Investor), the Company will (i) cause its Common Stock to be continued to be registered under Section 12(b) or 12(g) of the 1934 Act, (ii) comply in all respects with its reporting and filing obligations under the 1934 Act, (iii) comply with all reporting requirements that are applicable to an issuer with a class of shares registered pursuant to Section 12(b) or 12(g) of the 1934 Act, as applicable, (iv) comply with all requirements related to any registration statement filed pursuant to this Agreement, and (v) not take any action or file any document (whether or not permitted by the 1933 Act or the 1934 Act or the rules thereunder) that would result in termination or suspension of such registration or termination or suspension of its reporting and filing obligations under said acts.

(c) Upon the occurrence of and during the continuation of any breach or violation by the Company of any of the covenants in this Section 8, the Company shall pay to the holders of the Notes additional interest at the rate of 1% per month payable on the last day of each month in United States Dollars in cash in immediately available funds.

(d) Notwithstanding the forgoing provisions of this Section 8, in no event will the aggregate additional interest payable by the Company after October 1, 2008 pursuant to Section 2(c) and Section 8(c) exceed 1% per month.”

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Article 2
Miscellaneous

2.1 Counterparts; Facsimile Signatures. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any signature page of any such counterpart, or any electronic facsimile thereof, may be attached or appended to any other counterpart to complete a fully executed counterpart of this Amendment, and any telecopy or other facsimile transmission of any signature of a Party shall be deemed an original and shall bind such Party.

2.2 Nature of Amendment. This Amendment contains the entire agreement of the Parties with respect to the specific subject matter hereof and supersedes all prior written or oral correspondence between the Parties and their representatives (including emails) regarding the specific subject matter hereof.

2.3 Ratification of Agreement. Except as expressly set forth in this Amendment, all other provisions of the Agreement remain unchanged and in full force and effect.

2.4 Amendments. No amendment to the terms and conditions of this Amendment shall be valid and binding on the Parties unless made in writing and signed by an authorized representative of each of the Parties.

2.5 Waiver. No waiver of any provision of this Amendment, or breach hereof, shall be effective unless it is in writing, signed by the Party waiving such provision.

2.6 Governing Law. This Amendment shall be interpreted in accordance with the substantive and procedural laws of the State of New York, without regard to its choice of laws rules which may dictate the application of the laws of another jurisdiction.

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IN WITNESS WHEREOF, the Company and the undersigned Investors have caused this Agreement to be duly executed as of the date first above written.

AMERICAN DAIRY, INC.

By:	/s/ Jonathan Chou
Name: Jonathan Chou Title: Chief Financial Officer

[The signatures of the Investors begin on the next page]

RFT INVESTMENT COMPANY, LLC

By:	LOR, Inc., its Manager

	By:	/s/ Donald P.Carson
	Name:	Donald P. Carson
	Title:	Secretary/Treasurer

(Signature page to First Amendment to Registration Rights Agreement)

ST. JAMES CAPITAL, L.L.C.

By:	/s/ Donald P. Carson
Name:	Donald P. Carson
Title:	Manager

(Signature page to First Amendment to Registration Rights Agreement)

/s/ R. Randall Rollins
R. RANDALL ROLLINS

(Signature page to First Amendment to Registration Rights Agreement)

RCTLOR, LLC

By:	LOR, Inc., its Manager

	By:	/s/ Donald P.Carson
	Name:	Donald P. Carson
	Title:	Secretary/Treasurer

(Signature page to First Amendment to Registration Rights Agreement)

GRACE C. ROLLINS

By:	/s/ R. Randall Rollins
Name:	R. Randall Rollins
Title:	Attorney-in-fact

(Signature page to First Amendment to Registration Rights Agreement)

RRR DECEMBER PARTNERSHIP, L.P.

By:	1994 RRR Voting Trust, its managing general partner

	By:	/s/ R. Randall Rollins
	Name:	R. Randall Rollins
	Title:	Trustee

(Signature page to First Amendment to Registration Rights Agreement)

GWR DECEMBER PARTNERSHIP, L.P.

By:	1994 GWR Voting Trust, its managing general partner

	By:	/s/ Gary W. Rollins
	Name:	Gary W. Rollins
	Title:	Trustee

(Signature page to First Amendment to Registration Rights Agreement)

GIA PARTNERS, L.P.

By:	GIA Management Company, LLC, its general partner

	By:	/s/ Gary W. Rollins
	Name:	Gary W. Rollins
	Title:	CEO

(Signature page to First Amendment to Registration Rights Agreement)

RADIC, L.L.C.

By:	/s/ Gary W. Rollins
Name: Gary W. Rollins Title: Manager

(Signature page to First Amendment to Registration Rights Agreement)

ROLLINS INVESTMENT FUND

By:	/s/ R. Randall Rollins
Name: R. Randall Rollins Title: Partner

(Signature page to First Amendment to Registration Rights Agreement)

THE O. WAYNE ROLLINS FOUNDATION

By:	/s/ R. Randall Rollins
Name: R. Randall Rollins Title: Trustee

(Signature page to First Amendment to Registration Rights Agreement)

COOK & BYNUM CAPITAL QP, LLC, as successor to Gullane Capital Partners Encore LLC

By:	Cook & Bynum Capital Management, LLC, its managing member

	By:	/s/ Richard Poellnitz Cook
	Name:	Richard Poellnitz Cook
	Title:	Principal

(Signature page to First Amendment to Registration Rights Agreement)

DISCOVERY GLOBAL OPPORTUNITY MASTER FUND, LTD.

By:	/s/ Sammy Acebal
Name:	Sammy Acebal
Title:	Senior Vice President

(Signature page to First Amendment to Registration Rights Agreement)

SWIFTWATER AGGRESSIVE VALUE MASTER FUND, LTD.

By:	/s/ Shawn P. Bryant
Name:	Shawn P. Bryant
Title:	Director

(Signature page to First Amendment to Registration Rights Agreement)